Exhibit 99.1

CSC ANNOUNCES PLAN TO SEPARATE INTO TWO INDEPENDENT, PUBLICLY TRADED COMPANIES

$10.50 Special Cash Dividend Per Share Intended as Part of Transaction

Move Sharpens Strategic Focus for Global Commercial and U.S. Public Sector Businesses; Drives Additional Value for Customers and Shareholders

FALLS CHURCH, VA, May 19, 2015-Computer Sciences Corporation (NYSE: CSC) today announced that its Board of Directors has unanimously approved a plan to separate the company into two publicly traded, pure-play leaders: one to serve commercial and government clients globally and one to serve public sector clients in the U.S.

Concurrent with the separation, CSC intends to pay a special cash dividend to shareholders of $10.50 per share at closing, which is expected by October 2015.

“CSC began its turnaround three years go,” said CEO Mike Lawrie. “That turnaround has progressed strongly, and our focus now turns to positioning the business for long-term growth and leadership. The best way to accelerate that transformation is by separating the company into two businesses, each uniquely positioned to lead its market by focusing strongly on the needs of its clients.”

About the Companies
Both businesses will be industry leaders from day one.

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CSC - Global Commercial will move forward as the trusted information technology (IT) services and solutions partner for Fortune 1,000 companies and non-U.S. government clients, leveraging its industry, infrastructure and consulting expertise to lead customers on their digital transformation journey. With $8.1 billion in FY15 revenue, CSC Global Commercial will have more than 1,000 customers (including 175 of the Fortune 500), 51,000 employees and 34 delivery centers globally. The business will retain its leadership status across multiple markets, along with innovative offerings and industry-leading strategic partnerships.

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CSC - U.S. Public Sector will be a top three provider of mission-specific IT, infrastructure and business services to U.S. federal, state and defense agencies. Building on more than a half-century of government service, the business also will be a leading IT services provider to national security. The public sector business had FY15 revenues of $4.1 billion and employs 14,000 people, including 3,500 U.S. military veterans.

Rationale for the Separation
CSC’s Board of Directors made the decision to separate the commercial and public sector businesses as a result of several factors.

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The “Get Fit” phase of the company’s turnaround has been successfully completed. Over the last three years, CSC has implemented a common operating model, streamlined its cost structure, improved its go-to-market performance and brought in proven leadership.

•	At the same time, markets have evolved rapidly, with diverging opportunities and challenges. On the commercial side, clients seek partners with a deep understanding of their business who can help lead their digital transformations. In the U.S. public sector, technology demands are increasing, and clients want providers with specific experience in government-focused innovation. By separating, each business will have the scale - among the largest in their respective categories - as well as the focus to meet unique customer needs and market requirements.

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The two segments have different growth profiles and cash flow dynamics. The separation will allow both companies to better optimize their capital strategies and cost structures, and will provide investors with distinct long-term investment opportunities.

•	The market for talent has become highly competitive. As two independent, focused and market- leading organizations, each business will be better positioned to recruit and retain the best IT talent.
Based on these factors, CSC’s Board of Directors believes that the next phase of the turnaround, focused on growth, will be enhanced by the ability of the two businesses to function as pure plays focused exclusively on their respective customer segments.

“Our analysis shows significant benefits of going with a pure-play strategy,” Lawrie noted. “We expect this change to enable both businesses to enhance innovation and improve delivery, in ways that are consistent with the rate and pace of the markets they serve.”

Moving Forward
CSC will operate on a “business as usual” basis while details of the separation - including leadership, locations and other details - are being finalized. When the separation is concluded, it is expected that both businesses will have:

•	Operational and financial scale;

•	Adequate capital, consistent with investment-grade credit profiles; and

•	Industry-leading partnerships - built on CSC’s existing partner ecosystem - that have proven instrumental in the company’s recent success.

“During the first three years of CSC’s turnaround, we benefitted from taking a unified approach,” Lawrie concluded. “The progress we’ve made, coupled with the changing demands of the market, make this a good time to give these two businesses room to thrive as independent companies, able to move decisively to capture the opportunities in front of them.”

About the Transaction
The separation is intended to qualify as a tax-free transaction to CSC shareholders. Immediately following the separation, which is expected to be completed by the end of October 2015, CSC shareholders will own shares of both CSC - Global Commercial and CSC - U.S. Public Sector.

Completion of the separation will not require a shareholder vote but will be subject to customary conditions, including final approval of the CSC Board of Directors, the receipt of a favorable opinion from counsel with respect to the tax-free nature of the transaction, and the effectiveness of a Form 10 filing with the U.S. Securities and Exchange Commission.

RBC Capital Markets is serving as financial advisor to CSC. Additional financial advice is provided to CSC by Guggenheim Partners. Allen & Overy LLP is serving as legal advisor.

Investor Call/Webcast

CSC senior management will discuss this announcement and other related matters at 5 p.m. EDT today during the company’s previously scheduled fourth quarter earnings call and webcast. The dial-in number for domestic callers is 888-542-1101. Callers who reside outside of the United States or Canada should dial 719-325-2482. The passcode for all participants is 9825381. The webcast audio and any presentation slides will be available on CSC’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until May 26, 2015. The replay dial-in number is 888-203-1112 for domestic callers and 719-457-0820 for callers who reside outside of the United States and Canada. The replay passcode is also 9825381. A replay of this webcast also will be available on CSC’s website.

About CSC
Computer Sciences Corporation (CSC) is a global leader of next generation information technology (IT) services and solutions. The Company's mission is to enable superior returns on our clients’ technology investments through best-in-class industry solutions, domain expertise and global scale. CSC has approximately 70,000 employees and reported revenue of $12.2 billion for the 12 months ended April 3, 2015. For more information, visit the company's website at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended March 28, 2014 and any updating information in subsequent SEC filings. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

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Contacts
Rich Adamonis, Global Media Relations, CSC, 862.228.3481, radamonis@csc.com
Heather Williams, Communications, CSC NPS, 703.641.2217, williams22@csc.com
George Price, Investor Relations, CSC, 703.641.3842, investorrelations@csc.com